Exhibit 10.8

WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Agreement”) is entered into on September 30, 2002 (the “Effective Date”), by and between ARTHUR K. STONE, III, a Colorado resident (“Stone”), and PELION SYSTEMS, INC., a Colorado corporation (“Pelion”).

Recitals

A.    Pelion owes Stone $37,917 for salary accrued during the period October 1, 2001 through September 30, 2002 (the “Deferred Salary”).

B.    Stone is the founder of Pelion, the holder of 52,942 shares of Pelion’s common stock and an employee of Pelion, so its continued success clearly benefits him.

C.    Stone’s employment position with Pelion has changed, so that he is now on a commission basis.

D.    Stone has agreed to waive the Deferred Salary in order to assist Pelion and to more accurately reflect his changed duties and compensation structure at Pelion since October 1, 2001.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

Agreement

1.    Waiver of Accrued Salary.    As of the Effective Date, Stone hereby agrees to waive the Deferred Salary, and releases and forever discharges Pelion, its past and present employees, agents, officers, directors, and their heirs, personal representatives, successors and assigns, from any and all claims and causes of action of any type whatsoever arising, or which may have arisen, out of or in connection with the Deferred Salary.

2.    Recitals.    The above Recitals are hereby incorporated as a material part of this Agreement with the same force and effect as if fully restated in this paragraph.

3.    Severability.     The invalidity or partial invalidity of any portion of this Agreement shall not invalidate the remainder thereof, and said remainder shall remain in full force and effect. Furthermore, in lieu of such invalid or partially invalid provision there will be added automatically as part of this Agreement a provision as similar in terms to such invalid or partially invalid provision as may be possible, legal, valid and enforceable.

4.    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without reference to its conflicts of law provisions.

5.    Amendment.    This Agreement may not be amended except by a writing signed by Pelion and Stone and is binding upon the heirs, personal representatives, successors and assigns of Stone and it shall inure to the benefit of Pelion and its successors and assigns.

PELION SYSTEMS, INC.

/s/ ARTHUR K. STONE, III	By:	/s/ THOMAS PLUNKETT
Arthur K. Stone, III		Its: Chief Executive Officer

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